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                               EMPLOYMENT LETTER
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                                                          Private & Confidential

Parties

The following entities will be party to the Contract:

a. General Components Inc, a Cayman Island registered company (referred to herein as the "GCI"):

b.    Mr Simon Mu ("Mr Mu").

Offered Position

GCI has the pleasure of offering Mr. Mu the position of CEO -- GCI. Mr. Mu will report to the Board of Directors.

Compensation

Monthly after tax(s) salary of USD 10,000 ( USD Ten Thousand Only), will be paid to Mr. Mu for the services he renders.

Annual performance bonus is 10% of audited after-tax operating profit of China Operation (referred herein as "ATP") calculated under International Accounting Standards_ The bonus will be granted on pro-rata basis if either Party terminates the contract during the financial year.

Profit Sharing Scheme:

10% of ATP will be shared among the approved management team of not more than 6 individuals including the Mr Mu, CEO of GCI. Mr Mu entitles to not more than 30% of the total approved annual performance bonus.

Company Car

Mr Mu entitles to the provision of company car.

Termination

Either party should serve the other a three-month's notice to termination the employment contract during the first sir months' of services and six months' notice from the seventh month onwards.


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Other Conditions

Management Service Contracts. Mr. Mu would be expected to sign management agreements setting out their respective duties, certain performance goals, and providing for protection of GCI in areas of non-competition and non-solicitation of employees.


                                    Sincerely,

                                    /s/ Dan Lee
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                                    Dan Lee
                                    on behalf General Components Inc.


A G R E E D


/s/ Simon Mu
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Simon Mu
Date: